UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 1, 2019

Aceto Corporation

(Exact Name of Registrant as Specified in its Charter)

New York	001-38733	11-1720520
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1221 McKinney Street, Suite 3275, Houston, TX 77010

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code:  (713) 276-4900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None.	None.	None.

Item 1.01 Entry into a Material Definitive Agreement.

The disclosure set forth under Item 3.03 is incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders.

On July 1, 2019, Aceto Corporation, a New York Corporation (the “Company”) and American Stock Transfer & Trust Company, LLC, as Rights Agent, entered into an Amendment to the Tax Asset Protection Rights Agreement, dated as of November 5, 2018 (the “Rights Agreement”). The Amendment supplements the definitions of “Beneficial Owner, “Beneficially Own” and “Beneficial Ownership” under the Rights Agreement to include in such definitions any person who beneficially owns securities of the Company, directly or indirectly, for the purposes of Section 13(d) of the Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 13d-3 thereunder.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

4.1	Amendment to the Tax Asset Protection Rights Agreement, between Aceto Corporation and American Stock Transfer & Trust Company, LLC, as Rights Agent, dated July 1, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ACETO CORPORATION

Date: July 2, 2019	By:	/s/ Steven S. Rogers
Steven S. Rogers
President